CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 143 to Registration Statement No. 002-14213 on Form N-1A of our reports dated December 16, 2015, relating to the financial statements and financial highlights of All Cap Growth Fund, Balanced Fund, Capital Value Fund, Focused Growth Fund, Fundamental Equity Fund, Growth Fund, Heritage Fund, New Opportunities Fund, NT Growth Fund, NT Heritage Fund, Select Fund, Small Cap Growth Fund, Ultra Fund, and Veedot Fund, each a series of American Century Mutual Funds, Inc., appearing in the Annual Report on Form N-CSR of American Century Mutual Funds, Inc. for the year ended October 31, 2015, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 25, 2016